File No. 70-7571

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            Form U- 1


                 POST-EFFECTIVE AMENDMENT NO. 6
                               to
                     APPLICATION-DECLARATION
                              under
         THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


                     Entergy Arkansas, Inc.
                     425 West Capitol Avenue
                   Little Rock, Arkansas 72201

       (Name of company filing this statement and address of principal executive offices)


                       Entergy Corporation
         (Name of top registered holding company parent
                 of each applicant or declarant)


                         C. John Wilder
                  Executive Vice President and
                     Chief Financial Officer
                     Entergy Arkansas, Inc.
                     425 West Capitol Avenue
                   Little Rock, Arkansas 72201
             (Name and address of agent for service)


     The Commission is also requested to send copies of any communications in connection with this matter to:


       Ann G. Roy, Esq.               Daniel Guetta, Esq.
       Entergy Services, Inc.         Thelen Reid & Priest LLP
       639 Loyola Avenue              40 West 57th Street
       New Orleans, Louisiana 70113   New York, New York 10019

Item 1.        Description of Proposed Transactions.

         Item 1 of the Application-Declaration in File 70-7571, as previously amended, is hereby further amended by deleting in its entirety the first paragraph and adding the following to this paragaph:

         Pursuant to Commission authorization in this file (HCAR Nos. 24787, 24917 and 26461, December 20, 1988, July 7, 1989 and
January 24, 1996, respectively) (the "Orders"), Entergy Arkansas, Inc (formerly Arkansas Power & Light Company) ("Entergy Arkansas") entered into a Fuel Lease, dated as of December 22, 1988 (the "Lease"), with River Fuel Trust #1 (the "Trust") under which Entergy Arkansas leases nuclear fuel required for use at its Arkansas Nuclear One Generating Station ("ANO"). Pursuant to the Lease Entergy Arkansas is unconditionally obligated to make rental payments to the Trust or to prepay rent/or purchase Nuclear Fuel from the Trust sufficient to cover the Trust's debt service, fees and other amounts required to reimburse the Trust for its obligations, costs or expenses incurred in connection with the Fuel Lease.

                            SIGNATURE

       Pursuant to the requirements of the Public Utility
Holding Company Act of 1935, the undersigned company has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.



                              ENTERGY ARKANSAS, INC.


                              By:  /s/ Steven C. McNeal
                                   Steven C. McNeal
                                   Vice President and Treasurer



Dated: April 18, 2000